Exhibit 99.3

The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the obligations owed by the Company to the holders of Senior Indebtedness (as defined in this Convertible Note) pursuant to, and to the extent provided in Section 14 of the Convertible Note, which provisions may be relied on by the holders of Senior Indebtedness as third party beneficiaries subject to the terms hereof.

[FORM OF CONVERTIBLE NOTE]

WORLDSPACE, INC.

SUBORDINATED CONVERTIBLE NOTE

Issuance Date: January [ ], 2008	Principal: U.S. $

FOR VALUE RECEIVED, WorldSpace, Inc., a Delaware corporation (the “Company”), hereby promises to pay to YENURA PTE. LTD. or registered assigns (“Holder”) the amount set out above as the Principal (as reduced pursuant to the terms hereof pursuant to redemption, conversion or otherwise, the “Principal”) when due, whether upon the Maturity Date (as defined below), acceleration, redemption or otherwise (in each case, in accordance with the terms hereof) and to pay interest (“Interest”) on any outstanding Principal at the Interest Rate (as defined below), from the date set out above as the Issuance Date (the “Issuance Date”) until the same becomes due and payable, whether upon an Interest Date (as defined below), the Maturity Date, acceleration, conversion, redemption or otherwise (in each case, in accordance with the terms hereof). This Convertible Note (as amended, restated, supplemented, exchanged, replaced or otherwise modified from time to time, “Convertible Note”) is issued pursuant to the Facility Agreement, dated as of December 31, 2007 (the “Facility Agreement”), by and between the Buyer (as defined in the Facility Agreement) and the Company (collectively, the “Convertible Notes” and such other Convertible Notes as may be issued under the Facility Agreement from time to time, the “Additional Convertible Notes”). Certain capitalized terms used herein are defined in Section 28.

(1) MATURITY. On the Maturity Date (as defined below), the Holder shall surrender this Convertible Note to the Company and the Company shall pay to the Holder an amount in cash representing all outstanding Principal, accrued and unpaid Interest and accrued and unpaid Late Charges, if any. The “Maturity Date” shall be January     , 2013.

(2) INTEREST; INTEREST RATE. Interest on this Convertible Note shall commence accruing on January][ ], 2008 and shall be computed on the basis of a 365-day year and actual days elapsed and shall be payable in arrears on each January (the period of such accruing interest being referred to as an “Interest Period”) during the period beginning on the Issuance Date and ending on, and including, the Maturity Date (each, an “Interest Date”) with the first Interest Date being January 15, 2009. Interest shall be payable on each Interest Date for the applicable Interest Period, to the record holder of this Convertible Note on the applicable Interest Date, entirely by increasing the amount of Principal outstanding under this Convertible Note (“Accreted Interest”). Prior to the payment of Interest (through accretion) on an Interest Date, Interest on this Convertible Note shall accrue at the Interest Rate and be payable by way of inclusion of the Interest in the Conversion Amount (as defined below) in accordance with Section 3(b)(i). If an Event of Default (as defined below) occurs and such Event of Default is subsequently cured, the adjustment referred to in Section 28(xvii) shall cease to be effective as of the date of such cure; provided that the Interest as calculated at such increased rate during the continuance of such Event of Default shall continue to apply to the extent relating to the days after the occurrence of such Event of Default through and including the date of cure of such Event of Default.

(3) CONVERSION OF NOTES. This Convertible Note shall be convertible into shares of Class A Common Stock, on the terms and conditions set forth in this Section 3.

(a) Conversion Right. At any time or times on or after the “Conversion Exercise Right Date”, the Holder shall be entitled to convert any portion of the outstanding and unpaid Conversion Amount (as defined below) into fully paid and nonassessable shares of Class A Common Stock in accordance with Section 3(c), at the Conversion Rate (as defined below). The Company shall not issue any fraction of a share of Class A Common Stock upon any conversion. If the issuance would result in the issuance of a fraction of a share of Class A Common Stock, the Company shall round such fraction of a share of Class A Common Stock up to the nearest whole share. The Company shall pay any and all taxes (excluding any taxes on the income of the Holder) that may be payable with respect to the issuance and delivery of shares of Class A Common Stock upon conversion of any Conversion Amount.

(b) Conversion Rate. The number of shares of Class A Common Stock issuable upon conversion of any Conversion Amount pursuant to Section 3(a) shall be determined by dividing (x) such Conversion Amount by (y) the Conversion Price (the “Conversion Rate”).

(i) “Conversion Amount” means the sum of (A) the portion of the Principal to be converted, redeemed or otherwise with respect to which this determination is being made, (B) accrued and unpaid Interest with respect to such Principal and (C) accrued and unpaid Late Charges with respect to such Principal and Interest.

(ii) “Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination $4.25, subject to adjustment as provided herein.

(c) Mechanics of Conversion.

(i) Optional Conversion. To convert any Conversion Amount into shares of Class A Common Stock on any date following the Conversion Exercise Right Date (a “Conversion Date”), the Holder shall (A) transmit by facsimile

(or otherwise deliver), for receipt on or prior to 11:59 p.m., New York Time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”) to the Company and (B) if required by Section 3(c)(ii), surrender this Convertible Note to a common carrier for delivery to the Company as soon as practicable on or following such date (or an indemnification undertaking with respect to this Convertible Note in the case of its loss, theft or destruction). On or before 4:00 p.m., New York Time, on the first (1st ) Business Day following the date of receipt of a Conversion Notice, the Company shall transmit by facsimile a confirmation of receipt of such Conversion Notice to the Holder and the Company’s transfer agent, if any (the “Transfer Agent”). On or before 4:00 p.m., New York Time, on the third (3rd) Business Day following the date of receipt of a Conversion Notice (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent, if any, is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Class A Common Stock to which the Holder shall be entitled to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program or if the foregoing is not applicable, issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Class A Common Stock to which the Holder shall be entitled. If this Convertible Note is physically surrendered for conversion as required by Section 3(c)(ii) and the outstanding Principal of this Convertible Note is greater than the Principal portion of the Conversion Amount being converted, then the Company shall as soon as practicable and in no event later than three (3) Business Days after receipt of this Convertible Note and at its own expense, issue and deliver to the holder a new Convertible Note (in accordance with Section 18(d)) representing the outstanding Principal not converted. The Person or Persons entitled to receive the shares of Class A Common Stock issuable upon a conversion of this Convertible Note shall be treated for all purposes as the record holder or holders of such shares of Class A Common Stock on the Conversion Date.

(ii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Convertible Note and the principal amount of the Convertible Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Convertible Notes shall treat each Person whose name is recorded in the Register as the owner of a Convertible Note for all purposes, including, without limitation, the right to receive payments of Principal and Interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 18. Notwithstanding anything to the contrary set forth herein, upon conversion of any portion of this Convertible Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Convertible Note to the Company unless (A) the full

Conversion Amount represented by this Convertible Note is being converted or (B) the Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting physical surrender and reissue of this Convertible Note. The Holder and the Company shall maintain records showing the Principal, Interest and Late Charges converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Convertible Note upon conversion.

(iii) Pro Rata Conversion; Disputes. In the event that the Company receives a Conversion Notice from more than one Holder of Convertible Notes for the same Conversion Date and the Company can convert some, but not all, of such portions of the Convertible Notes submitted for conversion, the Company, shall convert from each Holder of Convertible Notes electing to have Convertible Notes converted on such date a pro rata amount of each such Holder’s portion of its Convertible Notes submitted for conversion based on the principal amount of Convertible Notes submitted for conversion on such date by such Holder relative to the aggregate principal amount of all Convertible Notes submitted for conversion on such date. In the event of a dispute as to the number of shares of Class A Common Stock issuable to the Holder in connection with a conversion of this Convertible Note, the Company shall issue to the Holder the number of shares of Class A Common Stock not in dispute and resolve such dispute in accordance with Section 23.

(iv) Limitations on Conversions \ Principal Market Regulation. The Company shall not be obligated to issue any shares of Class A Common Stock upon conversion of this Convertible Note, and the Holder of this Convertible Note shall not have the right to receive upon conversion of this Convertible Note any shares of Class A Common Stock, if the issuance of such shares of Class A Common Stock would exceed the aggregate number of shares of Class A Common Stock which the Company may issue upon conversion of the Convertible Notes without breaching the Company’s obligations under the rules or regulations of the Principal Market (the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of Class A Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no Holder shall be issued, upon conversion of Convertible Notes, shares of Class A Common Stock in an amount greater than the product of the Exchange Cap multiplied by a fraction, the numerator of which is the principal amount of Convertible Notes issued to such Holder pursuant to such Holder’s Convertible Notes as of the Holders’ Issuance Dates and the denominator of which is the aggregate principal amount of all Convertible Notes issued to the Holders pursuant to the Facility Agreement (with respect to each Holder, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Convertible Notes, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation allocated to such transferee. In the event that any holder of Convertible Notes shall convert all of such Holder’s Convertible Notes into a number of shares of Class A Common Stock which, in the aggregate, is less than such Holder’s Exchange Cap Allocation, then the difference between such Holder’s Exchange Cap Allocation and the number of shares of Class A Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders of Convertible Notes on a pro rata basis in proportion to the aggregate principal amount of the Convertible Notes then held by each such Holder.

(4) RIGHTS UPON EVENT OF DEFAULT.

(a) Event of Default. Each of the following events shall constitute an “Event of Default”:

(i) the suspension from trading or failure of the Class A Common Stock to be listed on an Eligible Market for a period of five (5) consecutive days or for more than an aggregate of ten (10) days in any 365-day period; provided, however, that such suspension or failure shall not be deemed an Event of Default if it is a result of any action or actions taken by the SEC or the Eligible Market on which the Class A Common Stock is then listed, which action or actions were generally applicable and affected all issuers with a class of securities listed on such Eligible Market;

(ii) the Company’s (A) failure to cure a failure to undertake a required conversion by delivery of the required number of shares of Class A Common Stock within ten (10) Business Days after the applicable Conversion Date or Change of Control Settlement Date (as defined below), as the case may be, or (B) notice, written or oral, to any Holder of the Convertible Notes, including by way of public announcement or through any of its agents, at any time, of its intention not to comply with a request for conversion of any Convertible Notes into shares of Class A Common Stock that is tendered in accordance with the provisions of the Convertible Notes;

(iii) the Company’s failure to pay to the Holder any amount of Principal, Late Charges or other amounts when and as due under this Convertible Note (including, without limitation, the Company’s failure to pay any redemption payments or amounts hereunder) or to properly accrue Accreted Interest except, in the case of a failure to pay Late Charges or accrue Accreted Interest when and as due, in which case only if such failure continues for a period of at least five (5) Business Days;

(iv) any default under (after the expiration of all applicable grace periods), redemption of or acceleration prior to maturity of any Indebtedness of the Company or any of its Subsidiaries, which individually or in the aggregate is equal to or greater than $5,000,000 principal amount of Indebtedness (other than with respect to any Additional Convertible Notes);

(v) the Company or any of its Material Subsidiaries, pursuant to or within the meaning of Title 11, U.S. Code, or any similar Federal, foreign or state law for the relief of debtors (collectively, “Bankruptcy Law”), (A) commences a voluntary case, (B) consents to the entry of an order for relief against it in an involuntary case, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official (a “Custodian”), (D) makes a general assignment for the benefit of its creditors or (E) admits in writing that it is generally unable to pay its debts as they become due;

(vi) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is not vacated, set aside or reversed within sixty (60) days that (A) is for relief against the Company or any of its Material Subsidiaries in an involuntary case, (B) appoints a Custodian of the Company or any of its Material Subsidiaries or (C) orders the liquidation of the Company or any of its Material Subsidiaries;

(vii) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against the Company or any of its Subsidiaries and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $1,000,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to the Holder) to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment;

(viii) any breach of any representation, warranty, covenant or agreement set forth in the Facility Agreement except in the case of a breach of covenant which is curable, only if such breach continues for a period of at least ten (10) consecutive Business Days;

(ix) any failure by the Company to give the Change of Control Notice pursuant to Section 5(b);

(x) any Event of Default (as defined in the Additional Convertible Notes) occurs with respect to any Additional Convertible Notes.

(b) Redemption Right. Promptly after the occurrence of an Event of Default with respect to this Convertible Note or any Additional Convertible Note, the Company shall deliver written notice thereof via facsimile and overnight courier (an “Event of Default Notice”) to the Holder. At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, the Holder may require the Company to redeem all or any portion of this Convertible Note by delivering written notice thereof (the “Event of Default Redemption Notice”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Convertible Note the Holder is electing to redeem. Each portion of this Convertible Note subject to redemption by the Company pursuant to this Section 4(b) shall be redeemed by the Company at a price equal to the greater of (i) the product of (x) the Conversion Amount to be redeemed and (y) 100% and (ii) the product of (A) the Conversion Rate with respect to such Conversion Amount in effect at such time as the Holder delivers an Event of Default Redemption Notice and (B) the Closing Sale Price of the

Class A Common Stock on the date immediately preceding such Event of Default (the “Event of Default Redemption Price”). Redemptions required by this Section 4(b) shall be made in accordance with the provisions of Section 12. The Company’s obligation to pay the Holder the Event of Default Redemption Price is subject in all respects to the Company’s obligations to the holders of Senior Indebtedness under Section 14 hereof.

(c) Exercise of Remedies. In connection with any exercise of remedies following the occurrence, and during the continuation, of an Event of Default, the Holder agrees that the Stonehouse Royalty Agreement and the obligations of the Company thereunder to make the Stonehouse Royalty Payments shall follow the assets of the Company and shall not be diminished or otherwise impaired by any affirmative action or actions of the Holder including the exercise of any remedies; provided, however, that the foregoing shall not limit, abridge, or otherwise impair the Holder’s right to receive all required Principal, Interest, redemption payments and Late Charges under this Convertible Note. In furtherance of the foregoing, in the event the Company files a petition for relief under the United States Bankruptcy Code, the Holders shall not oppose the entry of an order, on motion by any party, authorizing the Company to assume the Stonehouse Royalty Agreement as an executory contract.

(5) RIGHTS UPON FUNDAMENTAL TRANSACTION AND CHANGE OF CONTROL.

(a) Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless (i) the Successor Entity assumes in writing all of the obligations of the Company under this Convertible Note and the Facility Agreement in accordance with the provisions of this Section 5(a) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Convertible Notes in exchange for such Convertible Notes a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to the Convertible Notes, including, without limitation, having a principal amount and interest rate equal to the principal amounts and the interest rates of the Convertible Notes held by such holder and having similar ranking to the Convertible Notes, and satisfactory to the Required Holders (the “Successor Note”) and (ii) the Successor Entity (including its Parent Entity) is a publicly traded corporation whose common stock or equivalent equity security is quoted on or listed for trading on an Eligible Market. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Convertible Note referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Convertible Note with the same effect as if such Successor Entity had been named as the Company herein, until such time as the Successor Note is delivered. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of this Convertible Note at any time after the consummation of the Fundamental Transaction, in lieu of the shares of Class A Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Convertible Notes prior to such Fundamental Transaction, such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights) which the Holder would have been entitled to receive upon the happening of such Fundamental Transaction had this Convertible Note been converted immediately prior to such Fundamental Transaction, as adjusted in accordance with the provisions of this Convertible Note. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of this Convertible Note.

(b) Redemption Right upon Change of Control. No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control (but in no event not prior to the public announcement of such Change of Control), the Company shall deliver written notice thereof via facsimile and overnight courier to the Holder (a “Change of Control Notice”). At any time during the period (the “Change of Control Measuring Period”) beginning after the Holder’s receipt of a Change of Control Notice and ending on the date of the consummation of such Change of Control (or, in the event a Change of Control Notice is not delivered at least ten (10) days prior to a Change of Control, at any time on or after the date which is ten (10) days prior to a Change of Control and ending ten (10) days after the consummation of such Change of Control), the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (“Change of Control Redemption Notice”) to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. The portion of this Note subject to redemption pursuant to this Section 5 shall be redeemed by the Company at a price (the “Change of Control Redemption Price”) equal to the greatest of (i) the sum of (A) the product of (x) the Conversion Amount being redeemed and (y) the quotient determined by dividing (I) the Closing Sale Price of the Class A Common Stock immediately following the public announcement of such proposed Change of Control by (II) the Conversion Price and (B) the Present Value of Interest, or (ii) the sum of (A) the value of the consideration, assuming that the entire Conversion Amount being redeemed were converted into shares of Class A Common Stock at the then prevailing Conversion Rate, issuable per share of Common Stock in such Change of Control for the entire Conversion Amount being redeemed and (B) the Present Value of Interest (if any) and (iii) the sum of (A) the Conversion Amount being redeemed and (B) the Present Value of Interest (if any). Redemptions required by this Section 5 shall be made in accordance with the provisions of Section 12 and shall have priority to payments to stockholders in connection with a Change of Control. In addition to the foregoing, at the time of the consummation of any such Change of Control, the Company shall pay to the Holder an amount in cash equal to the Present Value of Interest (if any) for any Conversion Amount converted pursuant to the provisions of Section 3 hereof during the Change of Control Measuring Period. Notwithstanding anything to the contrary in this Section 5, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 5(b) (together with any interest thereon) may be converted, in whole or in part, by the Holder into shares of Class A Common Stock pursuant to Section 3. The Company’s obligation to pay the Holder the Change of Control Redemption Price is subject in all respects to the Company’s obligations to the holders of Senior Indebtedness under Section 14 hereof.

(6) RIGHTS UPON ISSUANCE OF PURCHASE RIGHTS AND OTHER CORPORATE EVENTS.

(a) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon conversion of this Convertible Note in accordance with its terms, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had converted this Convertible Note into shares of Class A Common Stock immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(b) Other Corporate Events. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to insure that the Holder will thereafter have the right to receive upon a conversion of this Convertible Note, (i) in the event that the Class A Common Stock remains outstanding after any such Corporate Event, in addition to the shares of Class A Common Stock receivable upon such conversion, such securities or other assets to which the Holder would have been entitled with respect to such shares of Class A Common Stock had such shares of Class A Common Stock been held by the Holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of this Convertible Note) or (ii) in the event that the Class A Common Stock is no longer outstanding after any such Corporate Event, in lieu of the shares of Class A Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as the Holder would have been entitled to receive had this Convertible Note initially been issued with conversion rights for the form of such consideration (as opposed to shares of Class A Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant to the preceding sentence shall be in a form and substance satisfactory to the Required Holders. The provisions of this Section shall apply similarly and equally to successive Corporate Events and shall be applied without regard to any limitations on the conversion or redemption of this Convertible Note. Notwithstanding this Section 6(b), in no event shall the Company be obligated to distribute any Purchase Rights pursuant to this Section 6(b) if and to the extent that it has distributed such Purchase Rights to the Holder pursuant to Section 6(a).

(7) RIGHTS UPON ISSUANCE OF OTHER SECURITIES.

(a) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time on or after the Issuance Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Issuance Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(b) Other Events. If any event occurs of the type contemplated by the provisions of this Section 7 but not expressly provided for by such provisions, then the Company’s Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holder under this Convertible Note; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 7.

(8) COMPANY’S RIGHT OF REDEMPTION.

(a) Mandatory Redemption. If at any time from and after the three (3) year anniversary of the Issuance Date (such date being the “Mandatory Redemption Eligibility Date”), (i) the Weighted Average Price of the shares of Class A Common Stock exceeds 300% of the Conversion Price on the Issuance Date (as adjusted for stock splits, dividends, stock combinations and other similar transactions after the Issuance Date) for each of ten (10) consecutive Trading Days following the Mandatory Redemption Eligibility Date (such ten (10) consecutive Trading Day period being the “Mandatory Redemption Measuring Period”) and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Holder from and including the Mandatory Redemption Notice Date (as defined below) through and including the Mandatory Redemption Date (as defined below), the Company shall have the right to redeem all or any portion of the Conversion Amount then remaining under this Convertible Note, as designated in the Mandatory Redemption Notice, as of the Mandatory Redemption Date (a “Mandatory Redemption”). The portion of this Convertible Note subject to redemption pursuant to this Section 8(a) shall be redeemed by the Company at a price equal to the Conversion Amount being redeemed (the “Mandatory Redemption Price”) on the date which is thirty (30) days after its delivery of a Mandatory Redemption Notice (the “Mandatory Redemption Date”). The Company may exercise its right to require redemption under this Section 8(a) by delivering within not more than two (2) Trading Days following the end of such Mandatory Redemption Measuring Period a written notice thereof by facsimile and overnight courier to all, but not less than all, of the holders of Convertible Notes and the Transfer Agent (the “Mandatory Redemption Notice” and the date all of the holders received such notice is referred to as the “Mandatory Redemption Notice Date”). The Company may deliver no more than two Mandatory Redemption Notices hereunder and each such Mandatory Redemption Notice shall be irrevocable. The Mandatory Redemption Notice shall state the aggregate Conversion Amount of the Convertible Notes which the Company has elected to be subject to Mandatory Redemption from all of the holders of the Convertible Notes pursuant to this Section 8(a) (and analogous provisions under the Additional Convertible Notes). All Conversion Amounts converted by the Holder after the Mandatory Redemption Notice Date shall reduce the Conversion Amount of this Convertible Note required to be redeemed on the Mandatory Redemption Date. Redemptions made pursuant to this Section 8(a) shall be made in accordance with Section 12. The Company’s right to effect a Mandatory Redemption pursuant to this Section 8 is subject in all respects to the Company’s obligations to the holders of Senior Indebtedness under Section 14 hereof.

(b) Pro Rata Redemption Requirement. If the Company elects to cause a redemption of all or any portion of the Conversion Amount of this Convertible Note pursuant to Section 8(a), then it must simultaneously take the same action with respect to the Additional Convertible Notes.

(9) NO SECURITY. This Convertible Note and the Additional Convertible Notes are unsecured.

(10) NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Certificate of Incorporation, Bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Convertible Note, and will at all times in good faith carry out all of the provisions of this Convertible Note and take all action as may be required to protect the rights of the Holder of this Convertible Note.

(11) RESERVATION OF AUTHORIZED SHARES.

(a) Reservation. The Company shall reserve out of its authorized and unissued shares of Class A Common Stock a number of shares of Class A Common Stock for each of the Convertible Notes equal to 100% of the Conversion Rate with respect to the Conversion Amount of each such Convertible Note as of the date of issuance of such Convertible Note. So long as any of the Convertible Notes are outstanding, the Company shall take all action necessary to reserve and keep available out of its authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the Convertible Notes, 100% of the number of shares of Class A Common Stock as shall from time to time be necessary to effect the conversion of all of the Convertible Notes then outstanding; provided that at no time shall the number of shares of Class A Common Stock so reserved be less than the number of shares required to be reserved by the previous sentence (without regard to any limitations on conversions) (the “Required Reserve Amount”). The initial number of shares of Class A Common Stock reserved for conversions of the Convertible Notes and each increase in the number of shares so reserved shall be allocated pro rata among the Holders of the Convertible Notes based on the principal amount of the Convertible Notes held by each Holder as of the latest Issuance Date or increase in the number of reserved shares, as the case may be (the “Authorized Share Allocation”). In the event that a Holder shall sell or otherwise transfer any of such Holder’s Convertible Notes, each transferee shall be allocated a pro rata portion of such Holder’s Authorized Share Allocation. Any shares of Class A Common Stock reserved and allocated to any Person which ceases to hold any Convertible Notes shall be allocated to the remaining Holders of Convertible Notes, pro rata, based on the principal amount of the Convertible Notes then held by such Holders.

(b) Insufficient Authorized Shares. If at any time while any of the Convertible Notes remain outstanding the Company does not have a sufficient number of authorized and unreserved shares of Class A Common Stock to satisfy its obligation to reserve for issuance upon conversion of the Convertible Notes at least a number of shares of Class A Common Stock equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized shares of Class A Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Convertible Notes then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Class A Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Class A Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal.

(12) HOLDER’S REDEMPTIONS.

(a) Mechanics. The Company shall deliver the applicable Event of Default Redemption Price to the Holder within five Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice. If the Holder has submitted a Change of Control Redemption Notice in accordance with Section 5(b), the Company shall deliver the applicable Change of Control Redemption Price to the Holder on the effective date of a Change of Control (“Effective Date”) if such notice is received prior to the Effective Date of such Change of Control and within five (5) Business Days after the Company’s receipt of such notice otherwise (the “Change of Control Settlement Date”). The Company shall deliver the Mandatory Redemption Price to the Holder on or before the Mandatory Redemption Date.

(b) Redemption by Other Holders. Upon the Company’s receipt of notice from any of the holders of the Additional Convertible Notes for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in Section 4(b) or Section 5(b) (each, an “Other Redemption Notice”), the Company shall immediately forward to the Holder by facsimile a copy of such notice. If the Company receives a Redemption Notice and one or more Other Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Redemption Notice and the Company is unable to redeem all principal, interest and other amounts designated in such Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Convertible Notes (including the Holder) based on the principal amount of the Convertible Notes submitted for redemption pursuant to such Redemption Notice and such Other Redemption Notices received by the Company during such seven Business Day period.

(c) Rights of Holders of Senior Indebtedness. The Company’s right or obligation to make any payments to a Holder of a Convertible Note in accordance with this Section 12 is subject, in all respect, to the Company’s obligation of the holders of Senior Indebtedness under Section 14 hereof.

(13) VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Convertible Note, except as required by law, including, but not limited to, the General Corporation Law of the State of Delaware, and as expressly provided in this Convertible Note.

(14) RANK; SUBORDINATION.

(a) Rank. All payments due under this Convertible Note shall rank subordinated to all Senior Indebtedness of the Company whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed.

(b) Convertible Notes Subordinated to Senior Indebtedness. The Company agrees, and each Holder by accepting a Convertible Note agrees, that the Indebtedness evidenced by the Convertible Notes, the Facility Agreement and all other agreements entered into in connection thereof (as each such document may be amended, restated, supplemented, replaced, extended, renewed, rolled over, refunded, refinanced or otherwise modified from time to time, the “Subordinated Debt Documents”) including, without limitation, the principal of, premium, if any, interest and any default interest on all the Convertible Notes, the Event of Default Redemption Price and Change of Control Redemption Price with respect to all Convertible Notes subject to repurchase pursuant to Sections 4 or 5 hereof and all reimbursement obligations, fees, prepayment premiums, indemnity expenses, commissions and all other amounts payable in respect of the Subordinated Debt Documents (collectively, the “Subordinated Indebtedness”) is subordinated in right of payment, to the extent and in the manner provided in this Section 14, to the prior payment in full of all Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

(c) Liquidation; Dissolution; Bankruptcy. In the event of any payment or distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company: (i) holders of Senior Indebtedness shall first be entitled to receive payment in full of all Obligations due in respect of such Senior Indebtedness (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Indebtedness) or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Indebtedness, before Holders of the Convertible Notes shall be entitled to receive any payment with respect to the Convertible Notes; and (ii) until all Obligations with respect to Senior Indebtedness (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Section 14 shall be made to holders of Senior Indebtedness (except that Holders of Convertible Notes may receive Permitted Junior Securities), as their interests may appear.

(d) Payment Default on Senior Indebtedness No Holder of a Convertible Note will ask, demand, sue for, take or receive, directly or indirectly, from the Company, in cash or other property, by set-off or payment of any or all of the Obligations under any Subordinated Debt Documents until all Obligations under the Senior Debt Documents shall have been paid in full. Neither the Company, nor any person on behalf of the Company, will make any payment in respect of any of the Obligations under the Subordinated Debt Documents, or take any other action, in contravention of the provisions of this Section 14. Notwithstanding anything in this Section 14 to the contrary, the Holders of the Convertible Notes may accrue Accreted Interest as provided for in Section 2 of this Convertible Note.

(e) Acceleration of Convertible Notes. If payment of the Convertible Notes is accelerated because of an Event of Default, unless the full amount in respect of all Senior Indebtedness is paid in cash or other payment satisfactory to the holders of Senior Indebtedness, no payment shall be made by the Company with respect to the principal of, or interest on, on the Convertible Notes or upon conversion or repurchase of any of the Convertible Notes (other than in the form of Permitted Junior Securities), and the Company shall promptly notify holders of the Senior Debt Holders of the acceleration.

(f) When Distribution Must Be Paid Over. In the event that the Holder receives any payment of any Obligations or distribution of assets of the Company of any kind or character (other than Permitted Junior Securities), whether in cash, property or securities (including, without limitation, by way of setoff or otherwise) with respect to the Subordinated Debt Documents, such payment shall be held by such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Senior Debt Holders as their interests may appear or as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Indebtedness remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

(g) Third Party Beneficiaries; Specific Performance. Each Holder of a Convertible Note and the Company acknowledges and agrees that the Senior Debt Holders shall be third party beneficiaries with respect to this Section 14. The Senior Debt Holders are hereby authorized to demand specific performance of the provisions contained in this Section 14 at any time when any Holder shall have failed to comply with any such provisions applicable to such Holder whether or not the Company shall have complied with any of the provisions hereof applicable to the Company, and each Holder hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

(h) Subrogation. After all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of the Senior Indebtedness and until the Convertible Notes are paid in full, Holders shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Convertible Notes and entitled to similar rights of subrogation) to the rights of holders of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that payments or distributions otherwise payable to the Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Section 14 to holders of Senior Indebtedness that otherwise would have been made to Holders (whether by the Company, any Holder or otherwise) is not, as between the Company and Holders, a payment by the Company on the Convertible Notes.

(i) Relative Rights. This Section 14 defines the relative rights of Holders of Convertible Notes and holders of Senior Indebtedness. Nothing in this Convertible Note shall: (a) impair, as between the Company and Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of, premium, if any, and interest on the

Convertible Notes in accordance with their terms; (b) affect the relative rights of Holders and creditors of the Company other than their rights in relation to holders of Senior Indebtedness; or (c) prevent any Holder from exercising its available remedies upon a default or Event of Default, subject to the rights of holders and owners of Senior Indebtedness to receive distributions and payments otherwise payable to Holders of Convertible Notes. If the Company fails because of this Section 14 to pay principal of, premium, if any, interest or any default interest on a Convertible Note on the due date, the failure is still a default or Event of Default.

(j) Subordination May Not Be Impaired by Company. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Convertible Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Convertible Note.

(k) Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to any Senior Debt Holder, the distribution may be made and the notice given to their Representative (to the extent that notice has been given to the Holders that a Representative has been appointed). Upon any payment or distribution of assets of the Company referred to in this Section 14, the Holders of Convertible Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Holders of Convertible Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness, and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 14.

(l) Amendments. No Convertible Note, including without limitation, the provisions of this Section 14, shall be amended or modified in any manner without the written consent of all Senior Debt Holders then outstanding.

(m) Agreement to Subordinate Unaffected. The provisions of this Section 14 shall remain in full force and effect irrespective of (i) any amendment, modification, or supplement of, or any waiver or consent to, any of the terms of the Senior Indebtedness or the agreement or instrument governing the Senior Indebtedness, (ii) the release or non-perfection of any collateral securing the Senior Indebtedness or (iii) the manner of sale or other disposition of the collateral securing the Senior Indebtedness or the application of the proceeds upon such sale.

(n) Certain Conversions Deemed Payment. For the purposes of this Section 14 only, (i) the issuance and delivery of Permitted Junior Securities upon conversion of Convertible Notes in accordance with Section 3 shall not be deemed to constitute a payment or distribution of any amount on the Convertible Notes or on account of the purchase or other acquisition of Convertible Notes, and (ii) the payment, issuance or delivery of cash (other than cash in lieu of fractions), property or securities (other than Permitted Junior Securities) upon conversion of a Convertible Note shall be deemed to constitute payment on account of the principal of such Convertible Note.

Nothing contained in this Section 14 or elsewhere in this Convertible Note is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder of any Convertible Note to convert such Convertible Note in accordance with Section 3, as provided therein.

(o) Amounts Owned to Secured Note Investors. In addition to (and not in substitution for) the provisions of this Section 14, it is further understood and agreed that the Company shall not pay, pre-pay, repay, repurchase or defease (directly or indirectly), any amounts owed under this Convertible Note until at least 91 days following the final maturity dates of each of the Secured Notes. In addition to (and not in substitution for) the requirements of Section 14(l), the provisions of this Section 14(o) shall not be amended or modified in any manner adverse to the holders of Secured Notes without the written consent of Senior Debt Holders then outstanding; provided that nothing herein shall be deemed to prohibit the Holders of Convertible Notes from accruing Accreted Interest as provided for in Section 2 of this Convertible Note.

(p) Stonehouse Payments. Notwithstanding the foregoing, the Holder agrees not to claim any rights to the Stonehouse Payments pursuant to the Stonehouse Royalty Agreement among the parties thereto and to the extent that such Holder receives any Stonehouse Payments otherwise due to or required to be paid to Stonehouse under the Stonehouse Royalty Agreement, the Holder agrees to turn over such payment to Stonehouse.

(q) Enforcement of Subordination By Holders of Secured Notes (i) Each Holder of a Convertible Note by his acceptance thereof, if and so long as payments in respect of Convertible Notes are prohibited under this Section 14, irrevocably authorizes and empowers (but without imposing any obligation on, or any duty to such holder from) each Senior Debt Holder at any time outstanding, and such holder’s representatives, to demand, sue for, collect and receive such holder’s ratable share of payments to Holders of Convertible Notes which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Section 14 in any liquidation or reorganization of the Company under the U.S. Federal Bankruptcy Code (an “Insolvency Proceeding”), (A) to file a proof of claim or debt in the form required in an Insolvency Proceeding respecting such Senior Debt Holder’ ratable share of such payments on the Convertible Notes in any Insolvency Proceeding in the name of such Holders of Convertible Notes, and to prove the validity, amount and priority of such claim, and agrees that such holder is an authorized agent for purposes of Federal Rule of Bankruptcy Procedure 3001(b) (provided, however, if, and to the extent that, the Senior Debt Holders (or their representatives) have not filed a proof of claim or interest with respect to the Convertible Notes in any action or case under the U.S. Federal Bankruptcy Code at least thirty (30) Business Days prior to the last date by which all such proofs of claim or interest must be filed or forever barred, the Holders of the Convertible Notes or their representatives may (but shall not be obligated to) file proofs of claim or interest with respect to the Convertible Notes); (B) to vote the claim respecting such Senior Debt Holder’s ratable share of such payments in respect of the Convertible Notes in any Insolvency Proceeding, including, without limitation, in a proceeding under Chapter 11, Title 11, United States Code; and (C) to take any such actions as such Senior Debt Holder, or such holder’s representatives, may determine to be reasonably necessary or appropriate for the enforcement of the provisions set forth in (A) or (B) above. In addition to (and not in substitution for) the requirements of Section 14(l), the provisions of this Section 14(q) shall not be amended or modified in any manner adverse to the Senior Debt Holders without the written consent of all Senior Debt Holders then outstanding.

(ii) In connection with any Insolvency Proceeding, each Holder of a Convertible Note by his acceptance thereof, if and so long as payments in respect of Convertible Notes are prohibited under this Section 14, will duly and promptly take such action as the Senior Debt Holders may reasonably request: (A) to collect the Subordinated Indebtedness for the account of the Senior Debt Holders and to file appropriate claims or proofs of claim with respect thereto, (B) to execute and deliver to the holders of the Senior Indebtedness such powers of attorney, assignments or other instruments as the holders of the Senior Indebtedness may request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Subordinated Indebtedness, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Subordinated Indebtedness.

(r) Legends; Further Assurances.

(i) Each Holder of a Convertible Note and the Company will cause any instrument hereafter evidencing any Subordinated Indebtedness to be indorsed with the following legend:

“The indebtedness evidenced by this instrument is subordinated to the prior payment in full of the obligations owed by the Company to the holders of Senior Indebtedness (as defined in the Convertible Note) pursuant to, and to the extent provided in Section 14 of the Convertible Note, which provisions may be relied on by the holders of Senior Indebtedness as third party beneficiaries subject to the terms thereof.”

(ii) Each Holder of a Convertible Note and the Company will (i) mark its books of account in such a manner as shall be effective to give proper notice of the effect of the subordination provisions in this Section 14 and (ii) upon the request of the Senior Debt Holders, cause the Subordinated Indebtedness to be evidenced by an appropriate instrument or instruments indorsed with the above legend. Each Holder of a Convertible Note and the Company will, at the Company’s expense and at any time and from time to time, promptly execute and deliver all further instruments and other documents, and take all further action, that may be necessary or, in the opinion of the holders of the Senior Indebtedness, desirable, or that the holders of the Senior Indebtedness may request, in order to protect any right or interest granted or purported to be granted hereby or to enable the Senior Debt Holders to exercise and enforce its rights and remedies hereunder.

(s) Negative Covenants of the Holder of the Convertible Notes. So long as any of the Senior Indebtedness shall remain outstanding no Holder of any Convertible Note will:

(i) (A) cancel or otherwise discharge any Subordinated Indebtedness or reduce the amount secured by, or release, any security interest or other lien at any time securing any Subordinated Indebtedness or (B) subordinate any Subordinated Indebtedness to any indebtedness of the Company other than: (x) as provided herein and (y) and except that it is understood and agreed that the Subordinated Indebtedness may be expressly subordinated to any Indebtedness of the Company that is within either the Permitted Senior

Basket or the Permitted Pari Passu Basket, as each of those terms are defined in the Company’s outstanding Amended and Restated Convertible Notes, each dated as of June 1, 2007, and as amended from time to time. Further, it is understood and agreed that nothing in this clause (s)(i) is intended to limit in way the Holder’s right to convert its Convertible Notes in accordance with the terms of this Convertible Note;

(ii) sell, assign, pledge, encumber or otherwise dispose of any Subordinated Indebtedness or collateral, if any, at any time securing any Subordinated Indebtedness unless such sale, assignment, pledge, encumbrance or disposition is made expressly subject to provisions of this and such assignee, pledgee or grantee expressly acknowledges and accepts the terms of the provisions contained in this Section 14, provided, however, that nothing in this clause (s)(ii) is intended to limit in way the Holder’s right to convert its Convertible Notes in accordance with the terms of this Convertible Note;

(iii) commence, or join with any creditor other than the Senior Debt Holders in commencing any proceeding referred to in Section 14(c) hereof; or

(iv) obtain a lien on or security interest in any property or asset of the Company or any subsidiary of the Company.

(t) Waivers. Each Holder of any Convertible Note and the Company hereby waive: (i) promptness and diligence, (ii) notice of acceptance and notice of the incurrence of any Senior Indebtedness by the Company, (iii) notice of any actions taken by any Senior Debt Holder or the Company under any Senior Debt Document or any other agreement or instrument relating thereto, (iv) all other notices, demands and protests, and all other formalities of every kind in connection with the enforcement of the Senior Indebtedness or of the obligations of any Holder of any Convertible Note and the Company hereunder, the omission of or delay in which, but for the provisions of this Section 14(t), might constitute grounds for relieving any Holder of any Convertible Note or the Company of its obligations hereunder and (v) any requirement that any Senior Debt Holder protect, secure, perfect or insure any security interest or other lien or any property subject thereto or exhaust any right to take any action against the Company or any other person or any collateral.

(15) PARTICIPATION. The Holder, as the holder of this Convertible Note, shall be entitled to receive such dividends paid and distributions made to the holders of Common Stock to the same extent as if the Holder had converted this Convertible Note into shares of Class A Common Stock (without regard to any limitations on conversion herein or elsewhere) and had held such shares of Class A Common Stock on the record date for such dividends and distributions. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

(16) VOTE TO ISSUE, OR CHANGE THE TERMS OF, NOTES. The affirmative vote at a meeting duly called for such purpose, or the written consent without a meeting, of the Required Holders shall be required for any change, amendment, alteration or waiver to this Convertible Note or the Additional Convertible Notes; provided, however, that no such change, amendment, alteration or amendment, as applied to any of the Convertible Notes held by any particular Holder of Convertible Notes, shall, without the written consent of that particular Holder, (i) reduce the Interest Rate, extend the time for payment of Interest or change the manner or rate of accrual of Interest on the Convertible Notes; (ii) reduce the amount of Principal, or extend the Maturity Date, of the Convertible Notes; (iii) make any change that impairs or adversely affects the conversion rights of the Convertible Notes (including, without limitation, the provisions contained in Sections 7 and 11 hereof); (iv) reduce any of the Redemption Prices, or amend or modify in any manner adverse to the Holders of the Convertible Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise; (v) make any Interest or Principal on the Convertible Notes payable other than as set forth herein and in the Additional Convertible Notes; (vi) impair the right of any Holder of Convertible Notes to receive payment of Principal or Interest or other payments due under the Convertible Notes, if any, on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder; (vii) change the ranking of this Convertible Note or any Additional Convertible Notes in a manner adverse to the Holder thereof; (viii) modify any of the provisions of, or impair the right of any Holder of Convertible Notes under Section 6, this Section 16, Section 17, Section 19 and Section 24(b) hereof or the analogous provisions of the Additional Convertible Notes; or (ix) shall disproportionately negatively impact such Holder. Notwithstanding anything in this Convertible Note to the contrary: (x) the provisions of Section 14(o) of this Convertible Note, any related definitions used in any such section and this sentence shall not be amended, altered, changed or waived without the prior written consent of Stonehouse, which is a third party beneficiary of such provisions, (y) the provisions of Section 14 of this Convertible Note, any related definitions used in any such section and this sentence shall not be amended, altered, changed or waived without the prior written consent of each of the holders of Senior Indebtedness then outstanding each of whom is a third party beneficiary of such provisions and (z) the provisions of Sections 14(n) and 14(p) of this Convertible Note, any related definitions used in any such section and this sentence shall not be amended, altered, changed or waived without the prior written consent of each of the holders of Secured Notes then outstanding, each of whom is a third party beneficiary of such provisions. Neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of Interest, fees or otherwise, to any Holder for or as inducement to any consent, waiver or amendment of any of the terms or provisions of the Convertible Notes unless such consideration is offered to be paid or is paid to all Holders.

(17) TRANSFER. This Convertible Note and any shares of Class A Common Stock issued upon the conversion of this Convertible Note may be offered, sold, assigned or transferred by the Holder provided that (i) such shares of Class A Common Stock or shares of Class A Common Stock issuable upon the conversion of the Convertible Note are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, the Holder provides the Company with an opinion of counsel selected by the Holder in form reasonably acceptable to the Company to the effect that such sale, assignment or transfer of the shares of Class A Common Stock or the shares of Class A Common Stock issuable upon the conversion of the Convertible Note may be made without registration under the applicable requirements of the Securities Act, or (iii) the Holder provides the Company with reasonable assurance that the shares of Class A Common Stock or the shares of Class A Common Stock issuable upon the conversion of the Convertible Note can be sold, assigned or transferred pursuant to Rule 144 under the Securities Act (“Rule 144”).

(18) REISSUANCE OF THIS NOTE.

(a) Transfer. If this Convertible Note is to be transferred, the Holder shall surrender this Convertible Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Convertible Note (in accordance with Section 18(d)), registered as the Holder may request, representing the outstanding Principal being transferred by the Holder and, if less then the entire outstanding Principal is being transferred, a new Convertible Note (in accordance with Section 18(d)) to the Holder representing the outstanding Principal not being transferred.

(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Convertible Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Convertible Note, the Company shall execute and deliver to the Holder a new Convertible Note (in accordance with Section 18(d)) representing the outstanding Principal.

(c) Note Exchangeable for Different Denominations. This Convertible Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Convertible Note or Convertible Notes (in accordance with Section 18(d) and in principal amounts of at least $100,000) representing in the aggregate the outstanding Principal of this Convertible Note, and each such new Convertible Note will represent such portion of such outstanding Principal as is designated by the Holder at the time of such surrender.

(d) Issuance of New Notes. Whenever the Company is required to issue a new Convertible Note pursuant to the terms of this Convertible Note, such new Convertible Note (i) shall be of like tenor with this Convertible Note, (ii) shall represent, as indicated on the face of such new Convertible Note, the Principal remaining outstanding (or in the case of a new Convertible Note being issued pursuant to Section 18(a) or Section 18(c), the Principal designated by the Holder which, when added to the principal represented by the other new Convertible Notes issued in connection with such issuance, does not exceed the Principal remaining outstanding under this Convertible Note immediately prior to such issuance of new Convertible Notes), (iii) shall have an issuance date, as indicated on the face of such new Convertible Note, which is the same as the Issuance Date of this Convertible Note, (iv) shall have the same rights and conditions as this Convertible Note, and (v) shall represent accrued Interest and Late Charges on the Principal and Interest of this Convertible Note, from the Issuance Date.

(19) REMEDIES. The remedies provided in this Convertible Note shall be cumulative and in addition to all other remedies available under this Convertible Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Convertible Note. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the

Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate.

(20) PAYMENT OF COLLECTION, ENFORCEMENT AND OTHER COSTS. If (a) this Convertible Note is placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or the Holder otherwise takes action to collect amounts due under this Convertible Note or to enforce the provisions of this Convertible Note or (b) there occurs any bankruptcy, reorganization, receivership of the Company or other proceedings affecting Company creditors’ rights and involving a claim under this Convertible Note, then the Company shall pay the costs incurred by the Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, but not limited to, attorneys’ fees and disbursements.

(21) CONSTRUCTION; HEADINGS. This Convertible Note shall be deemed to be jointly drafted by the Company and the initial holders of this Convertible Note and shall not be construed against any person as the drafter hereof. The headings of this Convertible Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Convertible Note.

(22) FAILURE OR INDULGENCE NOT WAIVER. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

(23) DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price or the arithmetic calculation of the Conversion Rate or the Redemption Price, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within one (1) Business Day of receipt, or deemed receipt, of the Conversion Notice or Redemption Notice or other event giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation within one (1) Business Day of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within one Business Day submit via facsimile (a) the disputed determination of the Closing Bid Price, the Closing Sale Price or the Weighted Average Price to an independent, reputable investment bank selected by the Company and approved by the Holder or (b) the disputed arithmetic calculation of the Conversion Rate or the Redemption Price to the Company’s independent, outside accountant. The Company, at the Company’s expense, shall cause the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than five (5) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

(24) NOTICES; PAYMENTS.

(a) Notices. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Convertible Note, including in reasonable detail a description of such action and the reason therefore. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least twenty (20) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Common Stock, (B) with respect to any pro rata subscription offer to holders of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder.

(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Convertible Note, such payment shall be made in lawful money of the United States of America by a check drawn on the account of the Company and sent via overnight courier service to such Person at such address as previously provided to the Company in writing; provided that the Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Company with prior written notice setting out such request and the Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Convertible Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any Interest Date which is not the date on which this Convertible Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. Any amount of Principal or other amounts due under the Convertible Notes, other than Interest, which is not paid when due shall result in a late charge being incurred and payable by the Company in an amount equal to interest on such amount at the rate of ten percent (10%) per annum from the date such amount was due until the same is paid in full (“Late Charge”).

(25) CANCELLATION. After all Principal, accrued Interest and other amounts at any time owed on this Convertible Note have been paid in full, this Convertible Note shall automatically be deemed canceled, shall be surrendered to the Company for cancellation and shall not be reissued.

(26) WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Convertible Note.

(27) GOVERNING LAW. This Convertible Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Convertible Note shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

(28) CERTAIN DEFINITIONS. For purposes of this Convertible Note, the following terms shall have the following meanings:

(i) “Bloomberg” means Bloomberg Financial Markets.

(ii) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(iii) “Change of Control” means any Fundamental Transaction other than (A) a Fundamental Transaction in which holders of the Company’s voting power immediately prior to the Fundamental Transaction continue after the Fundamental Transaction to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities, or (B) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company.

(iv) “Class A Common Stock” means the shares of the Company’s Class A common stock, par value $0.01 per share, and any other securities of the Company which may be issued or issuable with respect to, in exchange for, or in substitution of, such shares of Class A common stock (including without limitation, by way of recapitalization, reclassification, reorganization, merger or otherwise).

(v) “Closing Bid Price” and “Closing Sale Price” mean, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by

Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(vi) “Common Stock” means, collectively, the Class A Common Stock and the Company’s Class B common stock, par value $.01 per share.

(vii) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(viii) “Conversion Exercise Right Date” means the earliest to occur of: (i) January 15, 2009, (ii) the first public announcement of a proposed Change of Control transaction or (iii) an Event of Default.

(ix) “Conversion Shares” means the shares of Common Stock issuable to any Holder upon the conversion of the Convertible Notes.

(x) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

(xi) “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the American Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Capital Market.

(xii) “Equity Conditions” means that each of the following conditions is satisfied: (a) on each day during the period beginning thirty (30) Trading Days prior to the beginning of the applicable Mandatory Redemption Measuring Period and ending on and including the Mandatory Redemption Date, either (1) a Registration Statement shall be effective and available for the resale of all remaining Conversion Shares under this Convertible Note and there shall not have been any blackout periods or (2) all shares of Class A Common Stock issuable upon conversion of the Convertible Notes shall be eligible for sale without restriction pursuant to Rule 144 and any applicable state securities laws and without the need for registration under any applicable federal or state securities laws; (b) on each day during the Mandatory Redemption Measuring Period through the Mandatory Redemption Date, the Class A Common Stock is designated for quotation on an Eligible Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than one (1) day and occurring prior to the applicable date of determination due to business announcements by the Company or suspensions resulting from any action or actions taken by such exchange or market which are generally applicable to and affect all issuers with a class of securities listed on such exchange or market) nor shall delisting or suspension by such exchange or market been threatened or pending either (1) in writing by such exchange or market or (2) by falling below the minimum listing maintenance requirements of such exchange or market; (c) on each day during the Mandatory Redemption Measuring Period through the Mandatory Redemption Date, there shall not have occurred either (1) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (2) an Event of Default or an event that with the passage of time or giving of notice would constitute an Event of Default; and (d) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of the Facility Agreement.

(xiii) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(xiv) “Facility Agreement” means that agreement dated as of December 31, 2007 between the Company and Yenura Pte. Ltd., pursuant to which Yenura Pte. Ltd. has agreed to make available up to $40 million pursuant to the terms and conditions thereof.

(xv) “Fundamental Transaction” means that the Company shall, directly or indirectly, in one or more related transactions, (a) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (b) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (c) be the subject of a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (d) consummate a stock purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock purchase agreement or other business combination), or (e) reorganize, recapitalize or reclassify its Common Stock, or (f) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) (other than Noah A. Samara and any Samara Person, taken as a whole) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate outstanding Common Stock of the Company.

(xvi) “Indebtedness” of any Person means, without duplication (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services including, without limitation, “capital leases” in accordance with U.S. generally accepted accounting principals (other than trade payables entered into in the ordinary course of business), (c) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (f) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (g) all indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such Indebtedness, and (h) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

(xvii) “Interest Rate” means eight percent (8.0%) per annum; provided, however, that from and after the occurrence of an Event of Default, ten percent (10%) per annum.

(xviii) “Material Subsidiary” means any “Significant Subsidiary,” existing from time to time, as such term is defined in Rule 1–02 of Regulation S–X of the Securities Act.

(xix) “Obligations” means all present and future indebtedness, obligations and liabilities, including without limitation, any principal, interest, penalties, fees, rent, indemnifications, reimbursements, fees and expenses, damages and other liabilities payable under the documentation governing any Indebtedness.

(xx) “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(xxi) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(xxii) “Permitted Junior Securities” means capital stock in the Company or debt securities that are subordinated to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, the Convertible Notes are subordinated to Senior Indebtedness pursuant to this Convertible Note.

(xxiii) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(xxiv) “Present Value of Interest” means the aggregate net present value of the remaining scheduled payments of interest (treating such remaining scheduled payments of interest as if they were to be paid in cash rather than as Accreted Interest), if any, that, but for the redemption or conversion of this Convertible Note, would have accrued under this Convertible Note during the period from the applicable conversion or redemption date, as the case may be, through the third anniversary of the Issuance Date, calculated at 102% of the yield to maturity of United States Treasury notes with a one year maturity, as published in the Wall Street Journal (eastern edition) on the date which is three (3) Business Days before any applicable conversion or redemption date.

(xxv) Principal Market” means The NASDAQ Global Market.

(xxvi) “Redemption Notice” means any of the Event of Default Redemption Notice, Change of Control Redemption Notice or Mandatory Redemption Notice”.

(xxvii) “Redemption Price” means any of the Event of Default Redemption Price, Change of Control Redemption Price or Mandatory Redemption Price.

(xxviii) “Representative” means any agent or representative for any holder of Senior Indebtedness.

(xxix) “Required Holders” means the holders of Convertible Notes representing at least a majority of the aggregate principal amount of the Convertible Notes then outstanding.

(xxx) “Samara Persons” means (i) the immediate family of Noah A. Samara and any (A) corporation, partnership, limited liability company, trust or other business organization or (B) “person” or “group” under Section 13(d)(3) of the Exchange Act that, in either (A) or (B) is controlled by Noah A. Samara or his immediate family, any beneficiary of the estate of Noah A. Samara or his immediate family and (ii) following the death of Noah A. Samara, any beneficiary of the estate of Noah A. Samara or his immediate family or any corporation, partnership, limited liability company, trust or other business organization controlled by any beneficiary of the estate of Noah A. Samara or his immediate family.

(xxxi) “SEC” means the United States Securities and Exchange Commission.

(xxxii) “Secured Notes” means collectively, (i) those senior secured bridge notes issued by the Company to the holders thereof, each dated as of June 1, 2007 in the aggregate original principal amount of $45 million and (ii) those senior secured amended and restated convertible notes issued by the Company to the holders thereof, each dated as of June 1, 2007 in the aggregate original principal amount of $60 million, as each may be amended, restated, supplemented, modified, exchanged or replaced from time to time.

(xxxiii) “Securities Act” means the Securities Act of 1933, as amended.

(xxxiv) “Senior Indebtedness” means (a) the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payment with respect to or in connection with Indebtedness of the Company (together with all fees, costs, expenses and other amounts accrued or due on or in connection therewith) whether outstanding on the date of this Convertible Note or subsequently created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for: (i) any Indebtedness that by its terms expressly provides that such Indebtedness shall not be senior in right of payment to the Convertible Notes or expressly provides that such Indebtedness is equal with or junior in right of payment with the Convertible Notes; (ii) any Indebtedness between or among the Company or any of its majority or wholly owned Subsidiaries, or any entity a majority of the voting stock of which the Company directly or indirectly owns, other than Indebtedness to the Company’s Subsidiaries arising by reason of guaranties by the Company of Indebtedness of such Subsidiary to a person that is not a Subsidiary of the Company; (iii) the Company’s real and personal property leases, its capital leases and its equipment, (iv) any liability for federal, state, local or other taxes owed or owing by the Company; and (v) the Company’s trade payables and accrued expenses (including, without limitation, accrued compensation and accrued restructuring charges) or deferred purchase price for goods, services or materials purchased or provided in the ordinary course of business and (b) to the extent not included above, any and all presently existing or hereafter arising indebtedness, reimbursement obligations, claims, debts, liabilities, obligations, expenses and fees of the Company owing to the holders (the “Senior Debt Holders”) of the Company’s outstanding Secured Notes (as amended, restated, supplemented, exchanged, replaced or otherwise modified from time to time, the “Senior Notes”), and all agreements entered into in connection with the Senior Notes (the “Senior Debt Documents”), whether direct or indirect, whether contingent or of any other nature, character, or description (including all interest, fees, expenses and other amounts accruing after commencement of any insolvency proceeding, and all interest, fees, expenses and other amounts that, but for the provisions of any Bankruptcy Law, would have accrued and become due or otherwise would have been allowed). For avoidance of doubt, it is understood and agreed that the Company’s outstanding Secured Notes, each dated as of June 1, 2007 and the Company’s outstanding Amended and Restated Convertible Notes, each dated as of June 1, 2007, constitute Senior Indebtedness for purposes of this Convertible Note.

(xxxv) “Stonehouse” means Stonehouse Capital Ltd., a Cayman Islands company.

(xxxvi) “Stonehouse Payments” means the Stonehouse Royalty Payments and the Stonehouse Scale Down Fees.

(xxxvii) “Stonehouse Royalty Agreement” means that certain Royalty Agreement dated as of September 30, 2003 among Stonehouse Capital Ltd., and the Company, certain subsidiaries of the Company, as amended to date.

(xxxviii) “Stonehouse Royalty Payments” means any accrued but unpaid Royalty Payments (as defined in, and calculated pursuant to, the Stonehouse Royalty Agreement).

(xxxix) “Stonehouse Scale Down Fees” means any accrued but unpaid Scale Down Fee (as defined in and calculated pursuant to the Stonehouse Royalty Agreement.

(xl) “Subsidiary” means any entity in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest.

(xli) “Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

(xlii) “Trading Day” means any day on which the Class A Common Stock is traded on the Principal Market, or, if the Principal Market is

not the principal trading market for the Class A Common Stock, then on the principal securities exchange or securities market on which the Class A Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Class A Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Class A Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(xliii) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York Time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as the Principal Market publicly announces is the official close of trading) as reported by Bloomberg through its “Volume at Price” functions, or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York Time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York Time (or such other time as such market publicly announces is the official close of trading) as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC. If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 23. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be duly executed as of the Issuance Date set out above.

WORLDSPACE, INC.

By:
Name:
Title:

EXHIBIT I

WORLDSPACE, INC.

CONVERSION NOTICE

Reference is made to the Subordinated Convertible Note (the “Convertible Note”) issued to the undersigned by WorldSpace, Inc. (the “Company”). In accordance with and pursuant to the Convertible Note, the undersigned hereby elects to convert the Conversion Amount (as defined in the Convertible Note) of the Convertible Note indicated below into shares of Class A Common Stock, par value $.01 per share (the “Common Stock”) of the Company, as of the date specified below.

Date of Conversion:

Aggregate Conversion Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Please issue the Common Stock into which the Convertible Note is being converted in the following name and to the following address:

Issue to:

Facsimile Number:

Authorization:

By:

Title:

Dated:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

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